Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-10250, 33-39646, 33-39648, 33-88470 and 33-88472 of Parlex
Corporation on Form S-8 of our report dated August 2, 1996, appearing in this Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 1996.



/s/  DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 27, 1996